EXHIBIT 99.1

Amyris Delivers Another Quarter of Profitable Growth while Executing well on Strategic Agenda

  Q2 2018 GAAP revenue of $24.8 million, compared with GAAP revenue of $25.7 million for Q2 2017. Second-quarter revenue of $24.8 million compared with the same period in 2017 of $21.7 million when adjusted for the low margin product sales on contracts assigned to DSM. This reflects 15% growth on an absolute basis.
  Q2 2018 GAAP net income attributable to common shareholders of $2.6 million, or $0.05 per basic and $(0.32) per diluted share, compared with a net loss of $10.3 million, or $0.44 per basic and diluted share for Q2 2017.
  Q2 2018 Adjusted gross margin of $20.9 million, or 84% of revenue, compared to Q2 of 2017 of $8.0 million, or 31%.

EMERYVILLE, Calif., Aug. 06, 2018 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), the industrial bioscience company, today announced preliminary unaudited financial results for the second quarter ended June 30, 2018.

“Overall, we are pleased with our second quarter results as demonstration that our focus on profitable growth is yielding results. Our core products are delivering better than expected growth at gross margin levels in excess of plan, and we’ve significantly reduced our cost infrastructure. As importantly, we have advanced a meaningful number of strategic collaborations and partnerships, establishing a very solid base from which to accelerate growth into the second half of the year,” said John Melo, Amyris President & CEO. “Several of these discussions involve somewhat complex negotiations with our top prospective partners in China, including one significant partnership we anticipated closing in the second quarter, yet now expect to close in the second half. Despite this near term push, I want to be clear that we are gaining significant traction in the Chinese market, and our expected partnerships with some of China’s leading companies now represent a much more significant portion of our collaboration portfolio. We are managing the signing of our major contracts carefully to maximize shareholder value and to ensure we are working on the best products with the best partner.”

Continued Melo, “Our natural sweetener product opportunity gained significant traction during the second quarter and we have the customers in place to sell all of our supply over the next three years. We anticipate announcing these customers later this year. We are confident that closing on new collaborations, together with expected shipments of zero-calorie sugar and our existing pipeline of business, will propel us through a very strong second half to close out a solid year.”

Key Highlights

Other key recent operating and development highlights included:

  Announced plans to partner with BGI, one of the world’s largest genomics companies. The companies intend to apply their synthetic biology platforms in a new joint venture to discover, develop and commercialize human microbiome-targeting health and nutrition products in Greater China.

  Currently in discussions for a total of three significant agreements in the China market including one that had been expected to close in Q2 2018 and now on track for second half 2018. Have commitments for zero-calorie sugar product to sell all of supply over next three years to 4 customers.

  Signed Universidade Católica Portuguesa (UCP) Porto Campus and AICEP Portugal Global (AICEP) agreement valued up to $50 million including investment funding and incentives allotted across parties involved. Amyris believes this is the largest biotechnology grant ever awarded in Portugal and one of the largest ever approved by AICEP for commercial applications. The grant provides funding to explore utilization of waste streams from fermentation to develop new products and applications while also advancing Amyris’s artificial intelligence (AI) and Informatics platform.

  Signed production contract with its contract manufacturer, Antibióticos de León (ADL Biopharma; MAB:ADL), to expand its existing production contract due to demand.

  Successfully launched Biossance brand in Brazil with sales doubling expectations within first 6 weeks.

  Biossance™ brand executing significant expansion with agreement to launch across all 668 Sephora Inside JCPenney Stores, increasing the store count for Biossance purchases from 140 to over 800 locations in the Americas.

  Promoted Caroline Hadfield to President of Biossance in recognition of her leading role in Biossance’s success and appointed Catherine Gore as Senior Vice President, Sales, Marketing & Education. Both appointments are expected to accelerate the company’s growth in the clean beauty industry, as well as expand Biossance’s reach, both internationally and online.

  Secured non-dilutive $36 million term loan to pay off Stegodon and other short-term debt maturities enabling Amyris to resolve its near-term debt maturities. The term loan also includes an additional $35 million accordion credit facility that provides Amyris with another option for financing construction of its production facility(ies), if necessary. The company now has no other significant debt issues to resolve through the rest of the year.

Financial Performance (preliminary unaudited)

Second Quarter 2018

  GAAP revenue for the second quarter of 2018 was $24.8 million, compared with $25.7 million for the second quarter of 2017. Grants and collaborations revenue was $11.4 million for the second quarter of 2018 compared with $10.3 million for the year-ago period. Second-quarter revenue of $24.8 million compared with the same period in 2017 of $21.7 million when adjusted for the low margin product sales on contracts assigned to DSM. This reflects 15% growth on an absolute basis.

  Sales, general and administrative expenses were $20.2 million for the second quarter of 2018 compared with $15.9 million for year-ago period, primarily reflecting continued investment in our fastest growing and most profitable business activity – Biossance and our natural sweetener business. Research and development expenses of $15.3 million for the quarter were up from $14.2 million for second-quarter 2017 due to increases in headcount to support new partner collaborations.

  GAAP net income attributable to Amyris common stockholders for the second quarter of 2018 reflected significantly improved profitability from operations and was $2.6 million, or $0.05 per basic and $(0.32) per diluted share, compared with a GAAP net loss attributable to Amyris common stockholders for the second quarter of 2017 of $10.3 million, or $0.44 per basic and diluted share.

  Non-GAAP net loss for the second quarter of 2018 was $21.1 million, or $0.38 per basic and diluted share. This excluded loss from change in fair value of derivative instruments, stock-based compensation expense and cumulative dividends on preferred stock. This compared with a non-GAAP net loss of $30.5 million, or $1.32 per basic and diluted share for the second quarter of 2017.

First Half 2018

  GAAP revenue for the first half of 2018 was $47.8 million, compared with $38.7 million for 2017. Second-half 2018 revenue of $47.8 million compared with the same period in 2017 of $32.3 million when adjusted for the low margin product sales on contracts assigned to DSM. This reflects 48% growth on an absolute basis.

  GAAP net loss attributable to Amyris common stockholders for the first half of fiscal year 2018 was $89.1 million, or $1.68 per basic and diluted share. Included were several large non-cash items, including loss from extinguishment of debt and a non-cash loss from changes in the fair value of derivatives, stock-based compensation expense and depreciation. This compared to a first half fiscal year 2017 net loss of $47.6 million, or $2.24 per basic and diluted share. Non-GAAP net loss for the first half of fiscal year 2018, excluding the non-cash items mentioned, was $47.5 million, or $0.89 per basic and diluted share, compared to a non-GAAP net loss for the first half of 2017 of $68.7 million, or $3.23 per basic and diluted share.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following:

Non-GAAP net income/(loss) calculated as GAAP net income/loss excluding stock-based compensation expense, gain on divestitures, gains and losses from changes in the fair value of derivatives, debt extinguishment costs, depreciation, as well as tangible asset impairments.

Non-GAAP adjusted gross profit (loss) is calculated as cost of product sold and excludes other costs and provisions, Excess Capacity and depreciation and amortization.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net income/(loss), to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.

QUARTERLY CONFERENCE CALL TODAY

Amyris will discuss these results and provide a business update in a conference call scheduled for 4:30 p.m. ET (1:30 p.m. PT) today. Investors may access the call by dialing (866) 516-3867, participant passcode: 3854857.

A live audio webcast of this conference call and accompanying presentation is also available by visiting the investor relations section of the company's website at http://investors.amyris.com. A replay of the webcast will be available at the investor relations section of the company's website approximately two hours after the conclusion of the call.

About Amyris
Amyris is the integrated renewable products company that is enabling the world’s leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise™ products and services across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as the expected closing of significant partnerships in the second half of 2018, anticipated business growth in the second half of 2018, expected future sales and shipments of Amyris’s sweetener product, including the anticipated announcement of customers thereof, and expected business and financial results for 2018. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, Biossance and No Compromise are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Contact:

Peter DeNardo
Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com

-Financial Tables Attached-

Amyris, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$14,050	$57,059
Restricted cash	1,846	2,994
Short-term investments	130	-
Accounts receivable, net	26,252	24,281
Unbilled receivable	14,876	9,340
Inventories	6,632	5,408
Prepaid expenses and other current assets	4,687	5,525
Total current assets	68,473	104,607
Property, plant and equipment, net	15,300	13,892
Unbilled receivable, noncurrent	7,980	7,940
Restricted cash, noncurrent	959	959
Recoverable taxes from Brazilian government entities	1,057	1,445
Other assets	24,748	22,640
Total assets	$118,517	$151,483

Liabilities, mezzanine equity and stockholders' deficit
Current liabilities:
Accounts payable	$19,206	$15,921
Accrued and other current liabilities	20,101	29,402
Deferred revenue	7,891	4,880
Debt, current portion	59,987	36,924
Related party debt, current portion	49,669	20,019
Total current liabilities	156,854	107,146
Long-term debt, net of current portion	43,642	61,893
Related party debt, net of current portion	18,104	46,541
Derivative liabilities	138,695	119,978
Other noncurrent liabilities	8,581	10,632
Total liabilities	365,876	346,190

Mezzanine equity:
Contingently redeemable common stock	5,000	5,000

Amyris, Inc. stockholders’ deficit	(253,296)	(200,644)
Noncontrolling interest	937	937
Total stockholders' deficit	(252,359)	(199,707)
Total liabilities, mezzanine equity and stockholders' deficit	$118,517	$151,483

Unaudited Financial Statements

Amyris, Inc.
Condensed Consolidated Statements of Operations
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2018	2017	2018	2017
Revenue
Renewable products (includes related party revenue of $144, $0, $295 and $0, respectively)	$6,633	$9,892	$11,828	$17,929
Licenses and royalties (includes related party revenue of $6,848, $0, $18,248 and $0, respectively) [1]	6,774	5,497	18,211	5,752
Grants and collaborations (includes related party revenue of $1,785, $149, $3,175 and $149, respectively)	11,404	10,290	17,770	14,979
Total revenue (includes related party revenue of $8,777, $149, $21,718 and $149, respectively)	24,811	25,679	47,809	38,660
Cost and operating expenses
Cost of products sold	5,984	17,279	11,299	30,047
Research and development (2)	15,287	14,249	34,100	28,956
Sales, general and administrative (2)	20,189	15,949	38,946	28,799
Total cost and operating expenses	41,460	47,477	84,345	87,802
Loss from operations	(16,649)	(21,798)	(36,536)	(49,142)
Other income (expense):
Interest expense	(8,824)	(9,303)	(17,029)	(21,486)
Gain (loss) from change in fair value of derivative instruments (3)	24,365	35,775	(39,548)	38,114
Gain upon extinguishment of derivative liability	1,857	-	1,857	-
Gain (loss) upon extinguishment of debt	(26)	(3,624)	(26)	(3,528)
Other income (expense), net	2,427	(120)	2,936	(440)
Total other income (expense)	19,799	22,728	(51,810)	12,660
Income (loss) before income taxes	3,150	930	(88,346)	(36,482)
Provision for income taxes	-	(310)	-	(269)
Net income (loss) attributable to Amyris, Inc.	3,150	620	(88,346)	(36,751)
Less deemed dividend on capital distribution to related parties	-	(8,648)	-	(8,648)
Less deemed dividend related to beneficial conversion feature on Series A preferred stock	-	(562)	-	(562)
Less cumulative dividends on Series A and Series B preferred stock	(399)	(1,675)	(794)	(1,675)
Less earnings allocated to participating securities	(163)	-	-	-
Net income (loss) attributable to Amyris, Inc. common stockholders	$2,588	$(10,265)	$(89,140)	$(47,636)

Net income (loss) per share attributable to common stockholders, basic (4)	$0.05	$(0.44)	$(1.68)	$(2.24)
Net income (loss) per share attributable to common stockholders, diluted (4)	$(0.32)	$(0.44)	$(1.68)	$(2.24)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	54,932,411	23,155,874	53,076,975	21,226,013
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, diluted	60,907,809	23,155,874	53,076,975	21,226,013

(1) Value share revenue has been reclassified to licenses and royalties revenue from renewable products revenue to better reflect the company’s current business model and to provide more transparency as that portion of overall revenue grows. Prior-year amounts have been reclassified to conform to this presentation.

	Three Months Ended June 30,		Six Months Ended June 30,
(2) Includes stock-based compensation expense as follows:	2018	2017	2018	2017
Research and development	$333	$441	$696	$925
Sales, general and administrative	1,567	597	2,482	1,759
	$1,900	$1,038	$3,178	$2,684

(3) Upon remeasuring the fair value of its derivative liabilities, the Company recorded non-cash gains for the three months ended June 30, 2018 and the three and six months ended June 30, 2017, and a non-cash loss for the six months ended June 30, 2018. Changes in the fair value of derivative liabilities are primarily the result of changes in Amyris's stock price during each of the periods presented. The gains and losses for all periods presented include the change in fair value of derivatives in connection with certain features of outstanding convertible notes and warrants, related to change in control protection and price-based anti-dilution adjustment provisions.

(4) The Company is reviewing its calculations of net loss per share for the three and six months ended June 30, 2018, which will be finalized in the 10-Q to be filed subsequent to this release.

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2018	2017	2018	2017
Net income (loss) attributable to Amyris, Inc. common stockholders (GAAP)	$2,588	$(10,265)	$(89,140)	$(47,636)
Non-GAAP adjustments:
Stock-based compensation expense	1,900	1,038	3,178	2,684
(Gain) loss from change in fair value of derivative instruments(2)	(24,365)	(35,775)	39,548	(38,114)
Gain upon extinguishment of derivative liability	(1,857)	-	(1,857)	-
Loss upon extinguishment of debt	26	3,624	26	3,528
Deemed dividend on capital distribution to related parties	-	8,648	-	8,648
Deemed dividend related to beneficial conversion feature on Series A preferred stock	-	562	-	562
Cumulative dividends on Series A and Series B preferred stock	399	1,675	794	1,675
Earnings allocated to participating securities	163	-	-	-
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$(21,146)	$(30,493)	$(47,451)	$(68,653)

Weighted-average shares outstanding
Shares outstanding, basic	54,932,411	23,155,874	53,076,975	21,226,013

Net income (loss) per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)(3)	$0.05	$(0.44)	$(1.68)	$(2.24)
Non-GAAP adjustments:
Stock-based compensation expense	0.03	0.04	0.06	0.13
(Gain) loss from change in fair value of derivative instruments(2)	(0.44)	(1.54)	0.75	(1.81)
Gain upon extinguishment of derivative liability	(0.03)	-	(0.03)	-
Loss upon extinguishment of debt	-	0.16	-	0.17
Deemed dividend on capital distribution to related parties	-	0.37	-	0.41
Deemed dividend related to beneficial conversion feature on Series A preferred stock	-	0.02	-	0.03
Cumulative dividends on Series A and Series B preferred stock	0.01	0.07	0.01	0.08
Earnings allocated to participating securities	-	-	-	-
Net loss per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)	$(0.38)	$(1.32)	$(0.89)	$(3.23)

Unaudited Financial Statements

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Revenue (GAAP and non-GAAP)
Renewable products	$6,633	$9,892	$11,828	$17,929
Licenses and royalties	6,774	5,497	18,211	5,752
Grants and collaborations	11,404	10,290	17,770	14,979
Total revenue (GAAP and non-GAAP)	$24,811	$25,679	$47,809	$38,660

Cost of products sold (GAAP)	$5,984	$17,279	$11,299	$30,047
Other costs/provisions	(1,527)	1,966	(2,246)	4,603
Excess capacity	(472)	(629)	(977)	(1,549)
Depreciation and amortization	(99)	(911)	(191)	(1,842)
Cost of products sold (non-GAAP)	$3,886	$17,705	$7,885	$31,259

Adjusted gross profit (non-GAAP)(1)	$20,925	$7,974	$39,924	$7,401
Gross margin (%)	84.3%	31.1%	83.5%	19.1%

Research and development expense (GAAP)	$15,287	$14,249	$34,100	$28,956
Stock-based compensation expense	(333)	(441)	(696)	(925)
Depreciation and amortization	(1,090)	(1,600)	(2,365)	(3,201)
Research and development expense (non-GAAP)	$13,864	$12,208	$31,039	$24,830

Sales, general and administrative expense (GAAP)	$20,189	$15,949	$38,946	$28,799
Stock-based compensation expense	(1,567)	(597)	(2,482)	(1,759)
Depreciation and amortization	(194)	(179)	(388)	(387)
Sales, general and administrative expense (non-GAAP)	$18,428	$15,173	$36,076	$26,653

(1) Non-GAAP Adjusted Gross Profit is calculated based on non-GAAP adjustments to cost of products sold, and does not include costs related to collaborations.

Unaudited Financial Information